Doma Raises Full Year Outlook on Heels of NYSE Debut; Q2 Earnings Reflect Accelerated Growth
More Wallet Share, More Enterprise Customers, and More Powerful Tech Lead to More Aggressive Outlook on both Retained Premiums and Fees and Adjusted Growth Profit – Before Deploying Cash Raised from Going Public
Second Quarter 2021 Business Highlights(1):
•Total revenues of $130 million, up 29% versus Q2 2020
•Closed orders of 31,436, up 44% versus Q2 2020
•Retained premiums and fees of $65 million, up 46% versus Q2 2020
•Gross profit of $27 million, up 22% versus Q2 2020
•Adjusted gross profit of $30 million, up 31% versus Q2 2020
•Raised approximately $350 million in proceeds gross of transaction expenses and cash paid to Doma shareholders in the business combination with Capitol Investment Corp. V (July 2021)
•Now publicly listed under the ticker symbol DOMA on New York Stock Exchange (July 2021)
2021 Full Year Outlook Raised To(1):
▪Revenue between $475 million and $525 million and retained premiums and fees between $250 million and $260 million, up from $226 million
▪Gross profit between $83 million and $93 million and adjusted gross profit between $95 million and $105 million, up from $89 million
SAN FRANCISCO, August 12, 2021 (Business Wire) - Doma Holdings, Inc. (NYSE: DOMA) (“Doma” or the “Company”), a leading force for disruptive change in the real estate industry, today reported financial results and key operating data for the three months ended June 30, 2021(2). Doma’s results demonstrate strong growth, market share gains, and the differentiated value of its technology-first approach to real estate transactions. Because of continued momentum in the second quarter of 2021 and an accelerating rate of growth, Doma has raised its outlook for 2021 to be materially ahead of the top-line and gross profit projections shared in the proxy statement/prospectus filed by Capitol Investment Corp. V ("Capitol") on July 2, 2021. The growth, rate of change, and updated outlook are all based on a self-funded plan that does not yet reflect the impact of the approximately $350 million in proceeds from its merger with Capitol in July 2021, gross of transaction expenses and cash paid to Doma shareholders in the business combination.
“It’s important to note that we are not yet projecting any upside that would result from the proceeds raised from taking the company public but are actually still tracking well ahead of our self-funded plan,” said Max Simkoff, Founder and CEO of Doma. “Because of our strong performance to date being led by our differentiated technology offering, we expect to drive as much or more upside than we had originally anticipated – and are thus raising guidance as we make our debut as a public company. Beyond fiscal year 2021, we look forward to achieving our vision of becoming a market leader, revolutionizing the home ownership experience to one day arrive at a place where a consumer can sign a purchase contract for a home on a Friday and move in the following Monday, with a set of integrated digital experiences processing appraisal, title, closing and warranty over the weekend.”
What Drove Growth: More Demand, More Lenders, and Better Tech
Closed orders drove growth in the second quarter, across both the Doma Enterprise and Local channels. Increased orders at the Enterprise level reflect both new customers such as Wells Fargo and Fairway Independent Mortgage Corporation beginning to transact, as well as increases in wallet share among existing Doma Enterprise customers such as Chase, Homepoint and PennyMac. Growth from the Enterprise channel shows the country’s largest
(1) Reconciliations of retained premiums and fees, adjusted gross profit, and the other measures used in this press release that are not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”) to the nearest measures prepared in accordance with GAAP have been provided in this press release in the accompanying tables. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”
(2) All financial results and key operating data included in this release are for the Doma business prior to the closing of the business combination with Capitol Investment Corp. V.

mortgage lenders continue to choose Doma for its machine learning-powered enablement of an instant, digital closing experience. In fact, Doma now counts five of the country’s top fifteen mortgage lenders as customers. Doma Local grew over the same period last year in large part due to a significant shift in transaction mix toward home purchase transactions. In addition, more Local refinance volume was fulfilled on the Doma Intelligence platform as the Company actively transitions the majority of its residential order volume to its tech-enabled solutions.
Second Quarter Results
Total revenues of $130 million increased by $30 million, or 29%, compared to the same period in 2020. Retained premiums and fees of $65 million increased by $20 million, or 46%, compared to the prior year period.
Closed orders amounted to approximately 31 thousand in the second quarter, representing a 44% increase compared to the prior year period, with closed orders for Enterprise accounts increasing by 519% and closed orders for Local increasing by 4%, in each case from the prior year period.
GAAP gross profit of $27 million increased by $5 million, or 22%, compared to the same period in 2020. Adjusted gross profit of $30 million increased by $7 million, or 31%, compared to the prior year period. Significant growth in retained premiums and fees resulted in the increase in both gross profit and adjusted gross profit. The ratio of adjusted gross profit to retained premiums and fees was 46% in the second quarter of 2021, lower by 5% when compared to the prior year. The change in adjusted gross profit as a percentage of retained premiums and fees was driven by a reduced benefit from provision for claims releases on a year-over-year basis, as well as staffing investments made ahead of growth. This was consistent with Doma's expectations.
Recent Enterprise Customer Additions:
•On May 18, 2021, Doma announced the addition of Wells Fargo, the nation’s largest bank mortgage originator and servicer, as a new Enterprise customer. The Doma Intelligence platform will enable Wells Fargo to remove key points of friction and frustration involved in the traditional way of fulfilling mortgages. Wells Fargo has only just begun to leverage the Doma Intelligence platform for transactions.
•On June 29, 2021, Doma and Lodasoft, a Digital Workflow Platform designed by mortgage veterans to revolutionize loan origination and task automation, announced a product integration between the two companies that enables mortgage lenders to seamlessly integrate Doma’s machine intelligence and proprietary technology solutions to make real estate closings simpler and more efficient.
•On July 15, 2021, Doma announced the addition of Fairway Independent Mortgage Corporation, a top nationwide mortgage lender, as a new Enterprise customer. Fairway will leverage Doma’s proprietary machine intelligence technology to remove key points of friction and frustration involved in traditional mortgage closings, for both loan officers and mortgage customers.
The Tech Edge is Getting Sharper
While going through the process of going public and scaling order volume significantly, in the second quarter Doma released functional improvements to its Doma Intelligence platform that demonstrate applications of cutting-edge machine learning to deliver better customer results. In addition, the Company expanded its geographic footprint to cover over 75% of mortgage volume across the country, adding four new States served with Massachusetts, South Carolina, Texas, and Wisconsin. To deliver this pace of innovation, Doma has attracted and hired top talent from companies like Box, Carta, LogMeIn, Netflix, Oracle NetSuite, PayPal and Splunk across positions in software engineering, data science and product management, with the goal of increasing its technical lead in the industry.
“Our strong first half results in 2021 reflect the inherent quality of the offering we have built, centered around our machine intelligence-powered platform. Moreover, our growth trends and profitability measures have us on track to achieve – or exceed - our long-term financial targets,” stated Noaman Ahmad, CFO of Doma. “We remain confident in our ability to continue outperforming the industry due to our disruptive approach to title insurance, escrow, and closing services, and we are today raising our full year outlook which now calls for a range of $250 million to $260 million of retained premiums and fees and a range of $95 million to $105 million of adjusted gross profit.”

Outlook Guided by Top Notch Governance, with Bigger, Bolder, Broader Board
On June 15, 2021, Doma announced that Sharda Cherwoo, digital transformer and retired partner, Ernst & Young LLP; Maxine Williams, Chief Diversity Officer, Facebook; and Serena Wolfe, CFO, Annaly Capital Management, Inc. and new Audit Chair would be nominated to the public Board of Directors, marking an important step in diversifying the leadership guiding Doma through sustained and accelerating growth. With a clear path to market share gains and a differentiated, technology-first vision for creating a better, faster, and more affordable residential real estate closing experience, Doma will benefit from a Board of Directors with broad perspectives, varied professional backgrounds, and additional female leadership. The three women join an exceptionally strong Board that includes Chairman Matt Zames, formerly COO at J. P. Morgan Chase and President at Cerberus; Lawrence H. Summers, former Treasury Secretary; Karen Richardson, board member at BP; Stuart Miller, executive chairman at Lennar Corporation; Charles Moldow, General Partner at Foundation Capital; Mark Ein, Chairman and CEO at Capitol Investment Corp., and Max Simkoff, CEO at Doma.
Transaction with Capitol
On July 28, 2021, Doma and Capitol completed their previously announced business combination. In conjunction with this consummation, the shares of common stock and warrants of the combined company began trading on the New York Stock Exchange on July 29, 2021 under the symbols DOMA and DOMA.WS, respectively. Proceeds from the transaction are not reflected in the current projections and will be used by Doma to fuel growth, through both market expansion and the development of new products aimed to extend the strategic advantage customers receive from the Doma Intelligence platform. Capitol shareholders approved the transaction at a special meeting in lieu of its 2021 annual meeting of stockholders on July 27, 2021. CEO Max Simkoff and the rest of the Doma management team will continue to lead the combined company.
Non-GAAP Financial Measures
Some of the financial information and data contained in this press release, such as retained premiums and fees, adjusted gross profit and adjusted EBITDA, have not been prepared in accordance with United States generally accepted accounting principles ("GAAP"). Retained premiums and fees is defined as revenue less third-party agent retentions. Adjusted gross profit is defined as gross profit, plus depreciation and amortization. Adjusted EBITDA is defined as net loss before interest, income taxes, depreciation and amortization, stock based compensation and COVID-related severance costs. Doma believes that the use of retained premiums and fees, adjusted gross profit and adjusted EBITDA provides an additional tool to assess operational performance and trends in, and in comparing Doma's financial measures with, other similar companies, many of which present similar non-GAAP financial measures to investors. Doma’s non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. The presentation of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial measures determined in accordance with GAAP. Because of the limitations of non-GAAP financial measures, you should consider the non-GAAP financial measures presented herein in conjunction with Doma’s financial statements and the related notes thereto. Please refer to the non-GAAP reconciliations in this press release for a reconciliation of these non-GAAP financial measures to the most comparable financial measure prepared in accordance with GAAP.
Conference Call Information
Doma will host a conference call at 5:00 PM Eastern Time on Thursday, August 12, 2021, to present its second quarter 2021 financial results.
The telephonic version of the call can be accessed by dialing:
Participant Toll Free Dial-In Number: (844) 615-6508
Participant International Dial-In Number: (918) 922-3146
Conference ID: 1983057

The live webcast of the call will be accessible on the Company’s website at doma.com/investors. Approximately two hours after conclusion of the live event, an archived webcast of the conference call will be accessible from the Investor Relations section of the Company’s website for twelve months.
About Doma Holdings, Inc.
Doma (NYSE: DOMA) is architecting the future of real estate transactions. The Company uses machine intelligence and its patented technology solutions to transform residential real estate, making closings instant and affordable. Doma and its family of brands – States Title, North American Title Company (NATC) and North American Title Insurance Company (NATIC) – offer solutions for current and prospective homeowners, lenders, title agents, and real estate professionals that make closings vastly more simple and efficient, reducing cost and increasing customer satisfaction. Doma’s clients include some of the largest bank and non-bank lenders in the United States. To learn more visit doma.com.
Forward-Looking Statements Legend
This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "estimate," "plan," "project," "forecast," "intend," "will," "expect," "anticipate," "believe," "seek," "target" or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. The absence of these words does not mean that a statement is not forward-looking. Such statements are based on the beliefs of, as well as assumptions made by information currently available to Doma management. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of financial and performance metrics, projections of market opportunity, total addressable market ("TAM"), market share and competition and potential benefits of the transactions described herein. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectation of Doma’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict, will differ from assumptions and are beyond the control of Doma.
These forward-looking statements are subject to a number of risks and uncertainties, including changes in business, market, financial, political and legal conditions; failure to realize the anticipated benefits of the business combination; risks relating to the uncertainty of the projected financial information with respect to Doma; future global, regional or local economic, political, market and social conditions, including due to the COVID-19 pandemic; the development, effects and enforcement of laws and regulations, including with respect to the title insurance industry; Doma’s ability to manage its future growth or to develop or acquire enhancements to its platform; the effects of competition on Doma’s future business; the outcome of any potential litigation, government and regulatory proceedings, investigations and inquiries; and those other factors described in the "Risk Factors" section of the documents filed by Doma from time to time with the SEC.
If any of these risks materialize or Doma’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Doma does not presently know or that Doma currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Doma’s expectations, plans or forecasts of future events and views as of the date of this press release. Doma anticipates that subsequent events and developments will cause Doma’s assessments to change. However, while Doma may elect to update these forward-looking statements at some point in the future, Doma specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing Doma’s assessment as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Investor Contact: Chris Mammone | The Blueshirt Group for Doma | ir@doma.com

Media Contact: Martha Shaughnessy | The Key PR for Doma | press@doma.com
SOURCE Doma Holdings, Inc.

Key Operating and Financial Indicators

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(in thousands, except for open and closed order numbers)
Key operating data:
Opened orders	41,491	30,432	82,575	63,589
Closed orders	31,436	21,885	64,086	39,668

GAAP financial data:
Revenue(1)	$129,986	$100,423	$257,782	$171,232
Gross profit(2)	$26,514	$21,682	$52,930	$35,038
Net loss	$(23,299)	$(6,332)	$(35,057)	$(22,918)
Non-GAAP financial data(3):
Retained premiums and fees	$64,805	$44,417	$122,263	$82,124
Adjusted gross profit	$29,535	$22,581	$58,657	$37,054
Ratio of adjusted gross profit to retained premiums and fees	46%	51%	48%	45%
Adjusted EBITDA	$(11,903)	$(2,402)	$(15,182)	$(15,276)

_________________
n.m. = not meaningful
(1)Revenue is comprised of (i) net premiums written, (ii) escrow, other title-related fees and other, and (iii) investment, dividend and other income. Net loss is made up of the components of revenue and expenses.
(2)Gross profit, calculated in accordance with GAAP, is calculated as total revenue, minus premiums retained by third-party agents, direct labor expense (including mainly personnel expense for certain employees involved in the direct fulfillment of policies) and direct non-labor expense (including mainly title examination expense, provision for claims, and depreciation and amortization). In our consolidated income statements, depreciation and amortization is recorded under the “other operating expenses” caption.
(3)Retained premiums and fees, adjusted gross profit and adjusted EBITDA are non-GAAP financial measures.

Non-GAAP Financial Measures
Retained premiums and fees
The following presents our retained premiums and fees and reconciles the measure to our gross profit, the most closely comparable GAAP financial measure, for the periods indicated:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(in thousands)		(in thousands)
Revenue	$129,986	$100,423	$257,782	$171,232
Minus:
Premiums retained by third-party agents	65,181	56,006	135,519	89,108
Retained premiums and fees	$64,805	$44,417	$122,263	$82,124
Minus:
Direct labor	20,902	13,898	38,881	30,212
Provision for claims	6,807	3,040	10,055	4,823
Depreciation and amortization	3,021	899	5,727	2,016
Other direct costs(1)	7,561	4,898	14,670	10,035
Gross Profit	$26,514	$21,682	$52,930	$35,038
__________________
(1)Includes title examination expense, office supplies, and premium and other taxes.

Adjusted gross profit
The following table reconciles our adjusted gross profit to our gross profit, the most closely comparable GAAP financial measure, for the periods indicated:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(in thousands)		(in thousands)
Gross Profit	$26,514	$21,682	$52,930	$35,038
Adjusted for:
Depreciation and amortization	3,021	899	5,727	2,016
Adjusted Gross Profit	$29,535	$22,581	$58,657	$37,054
Adjusted EBITDA
The following table reconciles our adjusted EBITDA to our net loss, the most closely comparable GAAP financial measure, for the periods indicated:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(in thousands)		(in thousands)
Net loss (GAAP)	$(23,299)	$(6,332)	$(35,057)	$(22,918)
Adjusted for:
Depreciation and amortization	3,021	899	5,727	2,016
Interest expense	4,451	1,123	7,810	3,235
Income taxes	211	241	336	416
EBITDA	$(15,616)	$(4,069)	$(21,184)	$(17,251)
Adjusted for:
Stock-based compensation	3,713	282	6,002	590
COVID-related severance costs	—	1,385	—	1,385
Adjusted EBITDA	$(11,903)	$(2,402)	$(15,182)	$(15,276)

The following table reconciles our adjusted gross profit to our adjusted EBITDA, for the periods indicated:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(in thousands)		(in thousands)
Adjusted Gross Profit	$29,535	$22,581	$58,657	$37,054
Minus:
Customer acquisition costs	12,192	8,083	22,087	16,381
Other indirect costs(1)	29,246	16,900	51,752	35,949
Adjusted EBITDA	$(11,903)	$(2,402)	$(15,182)	$(15,276)
__________________
(1)Includes corporate support, research and development, and other operating costs.

Outlook reconciliations
The following tables reconcile the ranges of expected gross profit to expected retained premiums and fees and the ranges of expected gross profit to expected adjusted gross profit for the full year ended December 31, 2021:

	Year Ended December 31, 2021
	Low	High
	(in thousands)
Revenue	$475,000	$525,000
Minus:
Premiums retained by third-party agents	225,000	265,000
Retained premiums and fees	$250,000	$260,000
Minus:
Estimated adjustments(1)	$167,000	$167,000
Gross Profit	$83,000	$93,000

	Year Ended December 31, 2021
	Low	High
	(in thousands)
Gross Profit	$83,000	$93,000
Adjusted for:
Depreciation and amortization	12,000	12,000
Adjusted Gross Profit	$95,000	$105,000
__________________
(1)Estimated adjustments include direct labor, provision for claims, depreciation and amortization, and other direct costs (which includes title examination expense, office supplies, and premium and other taxes).

Doma Holdings, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
(In thousands, except share and per share information)	2021	2020	2021	2020
Revenues:
Net premiums written (1)	$109,271	$86,334	$217,263	$143,151
Escrow, other title-related fees and other	20,065	13,382	38,640	26,556
Investment, dividend and other income	650	707	1,879	1,525
Total revenues	$129,986	$100,423	$257,782	$171,232

Expenses:
Premiums retained by third-party agents (2)	$65,181	$56,006	$135,519	$89,108
Title examination expense	5,500	3,322	10,353	7,187
Provision for claims	6,807	3,040	10,055	4,823
Personnel costs	53,954	32,737	97,419	68,455
Other operating expenses	17,181	10,286	31,347	20,926
Total operating expenses	$148,623	$105,391	$284,693	$190,499

Loss from operations	$(18,637)	$(4,968)	$(26,911)	$(19,267)

Interest expense	4,451	1,123	7,810	3,235
Loss before income taxes	$(23,088)	$(6,091)	$(34,721)	$(22,502)

Income tax expense	211	241	336	416
Net loss	(23,299)	(6,332)	(35,057)	(22,918)

Earnings Per Share:
Net loss per share attributable to Doma Holdings, Inc. shareholders - basic and diluted	$(2.00)	$(0.64)	$(3.06)	$(2.24)
Weighted average shares outstanding Doma Holdings, Inc. common stock - basic and diluted	11,667,266	9,950,920	11,457,724	10,231,489
__________________
(1)Net premiums written includes revenues from a related party of $27.0 million and $24.3 million during the three months ended June 30, 2021 and 2020, respectively. Net premiums written includes revenues from a related party of $51.6 million and $41.3 million during the six months ended June 30, 2021 and 2020, respectively (see Note 10).
(2)Premiums retained by third-party agents includes expenses associated with a related party of $22.0 million and $19.7 million during the three months ended June 30, 2021 and 2020, respectively. Premiums retained by third-party agents includes expenses associated with a related party of $41.8 million and $33.6 million during the six months ended June 30, 2021 and 2020, respectively (see Note 10).

Doma Holdings, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

(In thousands, except share information)	June 30, 2021	December 31, 2020

Assets
Cash and cash equivalents	$158,542	$111,893
Restricted cash	1,707	129
Investments:
Fixed maturities
Held-to-maturity debt securities, at amortized cost	84,181	65,406
Available-for-sale debt securities, at fair value (amortized cost $7,139 at December 31, 2020)	—	8,057
Equity securities, at fair value (cost $2,000 at December 31, 2020)	—	2,119
Mortgage loans	2,936	2,980
Total Investments	$87,117	$78,562
Receivables, net	13,386	15,244
Prepaid expenses, deposits and other assets	18,988	7,365
Fixed assets, net	29,303	21,661
Title plants	13,952	14,008
Goodwill	111,487	111,487
Trade names	—	2,684
Total Assets	$434,482	$363,033

Liabilities and Stockholders' Equity
Accounts payable	$8,013	$6,626
Accrued expenses and other liabilities	38,407	33,044
Senior first lien note, net of debt issuance costs and original issue discount	135,730	—
Loan from a related party	—	65,532
Liability for loss and loss adjustment expenses	74,706	69,800
Total Liabilities	$256,856	$175,002

Stockholders' Equity:
Series A preferred stock, 0.0001 par value; 7,295,759 shares authorized; 7,295,759 shares issued and outstanding as of June 30, 2021 and December 31, 2020	$1	$1
Series A-1 preferred stock, 0.0001 par value; 12,975,006 shares authorized; 12,975,006 and 8,159,208 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	1	1
Series A-2 preferred stock, 0.0001 par value; 2,335,837 shares authorized; 2,335,837 shares issued and outstanding as of June 30, 2021 and December 31, 2020	—	—
Series B preferred stock, 0.0001 par value; 2,642,036 shares authorized; 2,642,036 shares issued and outstanding as of June 30, 2021 and December 31, 2020	—	—
Series C preferred stock, 0.0001 par value; 10,755,377 shares authorized; 10,119,484 shares issued and outstanding as of June 30, 2021 and December 31, 2020	1	1
Common stock, 0.0001 par value; 54,000,000 shares authorized; 11,010,181 and 10,480,902 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	1	1
Additional paid-in capital	291,802	266,464
Accumulated deficit	(114,180)	(79,123)
Accumulated other comprehensive income	—	686
Total Stockholders’ Equity	$177,626	$188,031
Total Liabilities and Stockholders' Equity	$434,482	$363,033

Doma Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six months ended June 30
(In thousands)	2021	2020
Cash flow from operating activities:
Net loss	$(35,057)	$(22,918)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest expense - paid in kind	3,929	3,602
Depreciation and amortization	5,727	2,016
Stock-based compensation expenses	5,256	590
Amortization of debt issuance costs and original issue discount	899	—
Provision for doubtful accounts	477	267
Deferred income taxes	250	349
Realized gain on available for sale debt securities	(678)	—
Net unrealized loss on equity securities	119	150
Loss (gain) on disposal of fixed assets and title plants	8	(382)
Accretion of discounts on held-to-maturity securities	506	201
Change in operating assets and liabilities:
Accounts receivable	1,142	2,579
Prepaid expenses, deposits and other assets	(11,626)	(1,849)
Accounts payable	1,387	3,060
Accrued expenses and other liabilities	5,346	(7,030)
Liability for loss and loss adjustments expenses	4,906	(109)
Net cash used in operating activities	$(17,409)	$(19,474)
Cash flow from investing activities:
Proceeds from sales and maturities of investments: Held-to-maturity	$14,149	$8,898
Proceeds from sales and maturities of investments: Available-for-sale	7,817	—
Proceeds from sales of investments: Equity securities	2,000	—
Proceeds from sales and maturities of investments: Mortgage loans	45	365
Purchases of investments: Held-to-maturity	(33,430)	(53,198)
Purchases of investments: Equity securities	—	(1,000)
Proceeds from sales of fixed assets	307	123
Purchases of fixed assets	(10,944)	(7,687)
Proceeds from sale of title plants and dividends from title plants	239	1,183
Net cash used in investing activities	$(19,817)	$(51,316)
Cash flow from financing activities:
Proceeds from issuance of Series C preferred stock, net of financing costs	$—	$70,701
Proceeds from issuance of senior first lien note	150,000	—
Payments on loan from a related party	(65,532)	(27,622)
Debt issuance costs	(579)	—
Exercise of stock warrants	49	—
Exercise of stock options	1,515	51
Net cash provided by financing activities	$85,453	$43,130
Net change in cash and cash equivalents and restricted cash	48,227	(27,660)
Cash, cash equivalents and restricted cash at the beginning period	112,022	141,668
Cash and cash equivalents and restricted cash at the end of period	$160,249	$114,008
Supplemental cash flow disclosures:
Cash paid for interest	$3,407	$—
Supplemental disclosure of non-cash investing activities:
Unrealized loss on available-for-sale debt securities	$(179)	$(496)
Supplemental disclosure of non-cash financing activities:
Issuance of penny warrants related to the senior first lien note	$18,519	$—

Quarterly Results of Operations and Other Data
The following tables set forth our selected unaudited quarterly condensed consolidated statements of operations data for each of the quarters indicated. The information for each quarter has been prepared on a basis consistent with our audited consolidated financial statements, and reflect, in the opinion of management, all adjustments, which consist only of a normal, recurring nature that are necessary for a fair statement of the financial information contained in those financial statements. Our historical results are not necessarily indicative of the results that may be expected in the future. The following quarterly financial data should be read in conjunction with our consolidated financial statements.
Condensed Consolidated Statements of Operations

	Three months ended
(In thousands)	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021
Revenues:
Net premiums written	$56,817	$86,334	$103,587	$98,870	$107,992	$109,271
Escrow, other title-related fees and other	13,174	13,382	16,742	17,977	18,575	20,065
Investment, dividend and other income	818	707	743	663	1,229	650
Total revenues	$70,809	$100,423	$121,072	$117,510	$127,796	$129,986

Expenses:
Premiums retained by third-party agents	$33,102	$56,006	$67,024	$64,011	$70,338	$65,181
Title examination expense	3,865	3,322	4,624	4,393	4,853	5,500
Provision for claims	1,783	3,040	5,242	5,272	3,249	6,807
Personnel costs	35,718	32,737	36,197	38,874	43,464	53,954
Other operating expenses	10,640	10,286	10,210	12,149	14,165	17,181
Total operating expenses	$85,108	$105,391	$123,297	$124,699	$136,069	$148,623

Loss from operations	$(14,299)	$(4,968)	$(2,225)	$(7,189)	$(8,273)	$(18,637)

Interest expense	2,112	1,123	1,193	1,151	3,360	4,451
Loss before income taxes	$(16,411)	$(6,091)	$(3,418)	$(8,340)	$(11,633)	$(23,088)

Income tax expense	175	241	204	223	125	211
Net loss	(16,586)	(6,332)	(3,622)	(8,563)	(11,758)	(23,299)

Reconciliation of GAAP to Non-GAAP Measures
The following tables present our reconciliation of GAAP measure to non-GAAP measures for the historical periods indicated.

Retained premiums and fees

	Three Months Ended
(In thousands)	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021
Revenue	$70,809	$100,423	$121,072	$117,510	$127,796	$129,986
Minus:
Premiums retained by third-party agents	33,102	56,006	67,024	64,011	70,338	65,181
Retained premiums and fees	$37,707	$44,417	$54,048	$53,499	$57,458	$64,805
Minus:
Direct labor	16,314	13,898	14,892	17,050	17,979	20,902
Provision for claims	1,783	3,040	5,242	5,272	3,249	6,807
Depreciation and amortization	1,116	899	1,221	2,579	2,707	3,021
Other direct costs(1)	5,137	4,898	6,314	4,186	7,109	7,561
Gross Profit	$13,357	$21,682	$26,379	$24,412	$26,414	$26,514
__________________
(1)Includes title examination expense, office supplies, and premium and other taxes.
Retained premiums and fees

	Three Months Ended
(in thousands)	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021
Gross Profit	$13,357	$21,682	$26,379	$24,412	$26,414	$26,514
Adjusted for:
Depreciation and amortization	1,116	899	1,221	2,579	2,707	3,021
Adjusted Gross Profit	$14,473	$22,581	$27,600	$26,991	$29,121	$29,535
Adjusted EBITDA

	Three Months Ended
(in thousands)	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021
Net loss (GAAP)	$(16,586)	$(6,332)	$(3,622)	$(8,563)	$(11,758)	$(23,299)
Adjusted for:
Depreciation and amortization	1,116	899	1,221	2,579	2,707	3,021
Interest expense	2,112	1,123	1,193	1,151	3,360	4,451
Income taxes	175	241	204	223	125	211
EBITDA	$(13,183)	$(4,069)	$(1,004)	$(4,610)	$(5,566)	$(15,616)
Adjusted for:
Stock-based compensation	308	282	355	1,567	2,289	3,713
COVID-related severance costs	—	1,385	—	—	—	—
Adjusted EBITDA	$(12,875)	$(2,402)	$(649)	$(3,043)	$(3,277)	$(11,903)